UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 12, 2010

BELVEDERE RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-53184	98-0516432
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

#508 – 170 West 1st Street,
North Vancouver, British Columbia
Canada V7M 3P2
 (Address of principal executive offices)

(778) 892 2490
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into Material Definitive Agreement
Item 3.02 Unregistered Sales of Equity Securities
Item 5.01 Changes in Control of Registrant

On January 12, 2010 Belvedere Resources Corporation (the “Company”) entered into a subscription agreement with Rock Rutherford for the purchase of 60,000,000 shares of the Company’s common stock at $0.0001 per share for total proceeds of $6,000.  The shares were purchased with Mr. Rutherford’s personal funds.  On the closing of this subscription agreement Mr. Rutherford owned approximately 91% of the current issued and outstanding shares of the Company’s common stock.  This share issuance was done in reliance on exemptions from registration requirements found in Section 4(2) of the Securities Act of 1933, amended, and resulted in a change of control of the Company.

Additionally, on January 12, 2010, the Company entered into a re-organization agreement with its sole director and officer, Shawn Englmann.  The material terms of this agreement are as follows:
•	A proposed 10 for 1 consolidation of the Company’s common stock is considered;
•	Mr. Englmann agreed not to sell or transfer more than 10,000 shares of our stock on any given day through a brokered transaction;
•
Mr. Englmann is granted an option to purchase 450,000 shares of the Company’s common stock at a price of $0.00001 per share until January 12, 2011.  The number of shares of the Company’s common stock available for acquisition under this option shall remain the same regardless of any consolidations of the Company’s stock;

•
A maximum of 450,000 shares of the Company’s common stock held by Mr. Englmann shall be registered for re-sale with the US Securities and Exchange Commission within 6 months of the date of the Agreement;

•
Mr. Englmann’s shareholder loan shall be repaid no later than June 30, 2010 and will continue not to accrue any interest until June 30, 2010.  If the shareholder loans are not repaid by June 30, 2010, they will be gin to accrue interest at a rate of 1% per month; and

•	Mr. Englmann agrees to resign as the Company’s director and officer following an anticipated 10 for 1 consolidation of the Company’s common shares.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the ownership, as of January 19, 2010, of our common stock by each of our directors, by all of our executive officers and directors as a group and by each person known to us who is the beneficial owner of more than 5% of any class of our securities.  As of January 19, 2010, there are 66,006,450 shares of our common stock issued and outstanding.  All persons named have sole or shared voting and investment control with respect to the shares, except as otherwise noted.  The number of shares described below includes shares which the beneficial owner described has the right to acquire within 60 days of the date of this Form 8-K.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	Shawn Englmann (1) 24442 – 112th Avenue Maple Ridge, British Columbia Canada V3E 1H5	5,450,000 (2)
	All Officers and Directors as a Group	5,450,000	8.2
Common Stock	Rock Rutherford 238 Lakeview Circle, Montgomery, Texas, 77356	60,000,000	90.9

(1)	Shawn Englmann is the Company’s President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and Director.

(2)
Includes 5,000,000 shares of the Company’s common stock held by Shawn Englmann and options to acquire another 450,000 shares of the Company’s common stock at $0.00001 per share (after a proposed 10 for 1 split) until January 12, 2011.  The number of shares of the Company’s common stock available for acquisition under the options granted to Mr. Englmann shall remain the same regardless of any consolidations of the Company’s stock.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Subscription Agreement with R. Rutherford dated January 12, 2010
10.2	Re-Organization Agreement with Shawn Englmann dated January 12, 2010

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 19, 2010	BELVEDERE RESOURCES CORPORATION

	By:	/s/ Shawn Englmann
Shawn Englmann
President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director